《表决权委托和财务支持协议》之补充协议

Supplemental Voting Rights Proxy and Financial Supporting Agreement

甲方：温兆斌

Party A: Zhaobin Wen

国籍：中国

Nationality: China

身份证号码：440102197807171014

Identification No.: 440102197807171014

乙方：深圳合利众企业咨询有限公司

Party B: Shenzhen Helizhong Enterprise Consulting Co., Ltd.

统一信用代码：91440300MA5FAN293H

Unified Social Credit Code: 91440300MA5FAN293H

地址：深圳市罗湖区东门街道东门社区深南东路辅道2002号南塘商业广场C区2317

Address: Room 2317, Zone C, Nantang Commercial Plaza, #2002 East Shennan Road, Dongmen Community, Dongmen Street, Luohu District, Shenzhen, Guangdong, China.

丙方：深圳合众财富金融投资管理有限公司

Party C, Shenzhen HeZhong Fortune Finance and Investment Management Co., Ltd.

统一信用代码：91440300349884996Y

Unified Social Credit Code: 91440300349884996Y

地址：深圳市前海深港合作区前湾一路1号A栋201室

Address: Room 201, Block A, #1 1st Qian Wan Road, Qianhai Shenzhen and Hong Kong Cooperation District, Shenzhen, Guangdong, China.

鉴于：

Whereas:

1. 甲方与乙方于2018年9月25日签订了《表决权委托和财务支持协议》（下称"该委托协议"），其中约定就甲方所持有丙方之全部股权——75%，甲方不可撤销地委托乙方行使其作为股东之全部股东表决权并由乙方向丙方提供有关其业务上的必要财务支持。

Party A and Party B executed the Voting Rights Proxy and Financial Supporting Agreement, or the **Proxy Agreement**, on September 25, 2018. Under the Proxy Agreement, Party A irrevocably entrusted Party B to exercise his entire voting rights as the shareholder of Party C, and Party B shall arrange and provide Party C with requisite financial aids for business.

2. 根据丙方之所有股东于2019年6月18日就其公司增资事宜通过的《股东会决议》及《章程修正案》，甲方认缴出资额由人民币3,750万元增加至人民币43,750万元，增资后甲方所持有丙方之股权比例由原75%增至79.55%。

Pursuant to the Resolution of Shareholders and the Amendments to the Article of Party C, which were approved by its all shareholders regarding the increase of registered capital on June 18, 2019, Party A increased his capital subscription from RMB 37.5 million to RMB 437.5 million. Thus, the equity interest in Party C that Party A holds increased from 75% to 79.55%.

据此，甲、乙、丙三方就甲方委托乙方行使其作为丙方之股东之全部股东表决权事宜，达成本补充协议如下：

Accordingly, Party A, Party B and Party C agree to this following Supplemental Agreement with respect to Party A's entrustment of his entire voting rights as the shareholder of Party C to Party B:

一、各方同意：甲方同意在其增持丙方之4.55%股权后将所持有丙方之全部79.55%股权所对应的股东股东表决权委托给乙方。

All the Parties agree that Party A shall entrust Party B to exercise his voting rights as the shareholder of Party C, in correspondence with total 79.55% of the equity interest in Party C after the increase of capital subscription of 4.55% of the equity interest in Party C.

二、本补充协议与该委托协议具有同等的法律效力，本补充协议约定内容与该委托协议约定不一致的，以本补充协议之约定为准。

The Supplemental Agreement has the same legal effect as the Proxy Agreement. If the contents under the Supplemental Agreement are inconsistent with the contents under the Proxy Agreement, the Supplemental Agreement shall prevail.

三、本补充协议以中英文书就，一式叁份，甲、乙、丙三方各执壹份，每份均具有同等法律效力；中英文版本之内容或理解如有冲突，应以中文版为准。

The Supplemental Agreement is written in Chinese and English in triplicate. Party A, Party B and Party C shall hold one copy with the same legal effect respectively. In case there is any conflict regarding contents or understanding between the Chinese version and the English version, the Chinese version shall prevail.

四、本补充协议自各方于2019年6月18日签署盖章之日起生效。

The Supplemental Agreement shall become effective as of June 18, 2019 when all the Parties have duly executed the Supplemental Agreement.

(This page is only for signature use.)

甲方：温兆斌

Party A: Zhaobin Wen

签字：______________________

温兆斌

By: ______________________

Zhaobin Wen

乙方：深圳合利众企业咨询有限公司（盖章）：

Party B: Shenzhen Helizhong Enterprise Consulting Co., Ltd.

法定代表人：______________________

温兆斌

By: ______________________

Zhaobin Wen, Legal Representative

丙方：深圳合众财富金融投资管理有限公司（盖章）：

Party C: Shenzhen HeZhong Fortune Finance and Investment Management Co., Ltd.

法定代表人：______________________

温兆斌

By: ______________________

Zhaobin Wen, Legal Representative